UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         -------------------------------

        Date of Report (Date of earliest event reported): August 29, 2005

                             DI GIORGIO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                  1-1790                94-0431833
 (State or Other Jurisdiction      (Commission            (IRS Employer
       of Incorporation)          File Number)          Identification No.)



                              380 Middlesex Avenue
                           Carteret, New Jersey 07008
                    (Address of Principal Executive Offices)


                                 (732) 541-5555
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2005, Di Giorgio Corporation (the "Company") and The Bank of New York, as Trustee, entered into a supplemental indenture (the "Supplemental Indenture") to amend the Indenture dated June 20, 1997 governing the Company's 10% Senior Notes due 2007 (the "Notes"). The Supplemental Indenture amends the Indenture to replace the Company's obligation to file annual, quarterly and other reports with the Securities and Exchange Commission with an obligation to provide the Trustee, for delivery to holders of the Notes, comparable periodic information, which would include audited annual and unaudited quarterly financial statements and, in each case, a "Management's Discussion and Analysis of Financial Condition and Results of Operations." A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1.


Item 8.01 Other Events

On August 29, 2005 Di Giorgio Corporation issued a press release announcing the expiration and successful completion of its previously announced consent solicitation relating to a proposed amendment to the Indenture governing Di Giorgio's 10% Senior Notes due 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

     4.1 Supplemental Indenture dated August 26, 2005 to the Indenture, dated as of June 20, 1997, between Di Giorgio Corporation and The Bank of New York, as Trustee.

     99.1 Press Release dated August 29, 2005


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  DI GIORGIO CORPORATION


Dated:  August 29, 2005                  By:      /s/ Lawrence S. Grossman
                                                  ------------------------
                                                  Lawrence S. Grossman
                                                  Senior Vice President and
                                                    Chief Financial Officer